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                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No. ___)
Filed by the registrant                         /X/
Filed by a party other than the registrant      / /

Check the appropriate box:

/ / Preliminary proxy statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE PANDA PROJECT, INC.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------

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    (5)  Total fee paid:

         ---------------------------------------------------------------


/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid:

           ---------------------------------------------

     (2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------

     (3)   Filing party:

           ---------------------------------------------

     (4)   Date filed:

           ---------------------------------------------

Page 3
                          THE PANDA PROJECT, INC.
                              901 Yamato Road
                        Boca Raton, Florida  33431

           Notice of Annual Meeting of Shareholders to be Held
                       on Tuesday, August 12, 1997

     The Annual Meeting of Shareholders of The Panda Project, Inc. (the "Company") will be held on August 12, 1997 at the Marriott Crocker Center Hotel & Resort, 5150 Town Center Circle, Boca Raton, Florida at 10:00 a.m., local time, to consider and act upon the following matters:

     1.   To elect four directors.

     2. To consider and act upon a proposed amendment to the Company's Articles of Incorporation establishing a class of Preferred Stock consisting of 2,000,000 shares.

     3. To consider and act upon a proposed amendment to the Company's Articles of Incorporation and By-Laws providing for the classification of the Board of Directors into three classes and providing for amended procedures for changing the number of directors, removing directors, filling vacancies on the Board and other related matters, as more fully described in the accompanying Proxy Statement.

     4. To consider and act upon a proposed amendment to the Company's Non-employee Directors Stock Option Plan (the "Director Plan") providing for the annual grant to each participant in the Director Plan of an option to purchase 4,000 shares of Common Stock of the Company.

     5. To ratify the selection by the Board of Directors of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on June 16, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

     All shareholders are cordially invited to attend the Annual Meeting.

                                   By Order of the Board of Directors,

Boca Raton, Florida                Stanford W. Crane, Jr.
July 7, 1997                       President and Chief Executive Officer

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Page 4
                          THE PANDA PROJECT, INC.
                             901 Yamato Road
                        Boca Raton, Florida  33431

                             (561) 994-2300
                             --------------
                             PROXY STATEMENT
                             ---------------

                     ANNUAL MEETING OF SHAREHOLDERS

                             August 12, 1997

     This Proxy Statement has been prepared and is furnished by the Board of Directors of The Panda Project, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on August 12, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about July 7, 1997. The Company's Annual Report, including audited financial statements for the fiscal year ended March 31, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to The Panda Project, Inc., 901 Yamato Road, Boca Raton, Florida 33431, Attention: Chief Financial Officer. Exhibits will be provided upon written request and payment of an appropriate processing fee.

     Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on June 16, 1997, are entitled to vote at the Annual Meeting. On that date, there were 10,588,666 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

     Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted FOR the election of all nominees for director, FOR approval of the amendment to the Company's Articles of Incorporation establishing a class of preferred stock consisting of 2,000,000 shares, FOR approval of the amendments to the Company's Articles of Incorporation and By-Laws providing for the classification of the Board of Directors into three classes and related matters described herein, FOR approval of the amendment to the Company's Nonemployee Director Stock Option Plan providing for the annual grant to each participant in the Director Plan of an option to purchase 4,000 shares of Common Stock of the Company, FOR the ratification of the appointment of Price Waterhouse LLP as the independent certified public accountants of the Company for the fiscal year ending
March 31, 1998, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

     In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-Laws provide that the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on a matter shall be the act of the shareholders, except as otherwise provided by law. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Articles of Incorporation require a greater vote). Therefore, under the Act, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

     You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.


         PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of May 1, 1997 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                Amount and
                                                Nature of      Percentage
                                                Beneficial     of Outstanding
Name and Address of Beneficial Owner            Ownership(1)   Shares Owned(2)
------------------------------------            ------------   ---------------

Stanford W. Crane, Jr.......................       2,487,860       24.5%

William E. Ahearn (3).......................          14,000           *

C. Daryl Hollis (4).........................          19,200           *

Robert Toda (5).............................          14,300           *

T. Scott Shamlin (6)........................            -              *

James T.A. Wooder (7)(8)....................       1,400,380       13.8%

Claud L. Gingrich (9).......................           2,000           *

Rao R. Tummala(9)...........................            -              *

Philippi Investments Ltd.
  70 York Street
  Suite 1700
  Toronto, Ontario M5J 1S9 (10).............       1,379,948       13.3%

All executive officers and directors as
a group (7 persons) (11)....................       3,938,740       38.7%
--------------
* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after May 1, 1997 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The number of shares deemed outstanding includes 10,155,561 shares outstanding as of May 1, 1997 plus any shares subject to options held by the person in question that are currently exercisable within 60 days after May 1, 1997.

(3) Includes 12,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after May 1, 1997.

Page 7
(4) Includes 11,500 shares issuable upon exercise of outstanding warrants and stock options exercisable within 60 days after May 1, 1997.

(5) Includes 10,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after May 1, 1997.

(6)  Mr. Shamlin resigned his positions with the Company in November 1996.

(7) Includes 1,379,948 shares deemed to be beneficially owned by Philippi Investments Ltd. Mr. Wooder is a Vice President of Helix Investments (Canada) Inc., the sole shareholder of Helix (PEI) Inc., which is the sole shareholder of Philippi Investments Ltd.

(8) Does not include an option to purchase 4,000 shares of Common Stock issued to such director under the Nonemployee Director Stock Option Plan subject to shareholder approval of the amendment to the plan described under "Amendment to Nonemployee Director Stock Option Plan." Includes 500 shares issuable upon exercise of outstanding stock options within 60 days after May 1, 1997.

(9) Does not include an option to purchase 4,000 shares of Common Stock issued to such director under the Nonemployee Director Stock Option Plan subject to shareholder approval of the amendment to the plan described under "Amendment to Nonemployee Director Stock Option Plan."

(10) Includes 254,348 shares issuable upon exercise of outstanding warrants.

(11) See footnotes (3) through (5), and (7) through (10) above.

                              ELECTION OF DIRECTORS

     The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. If the shareholders approve the proposal described below under the caption "Amendment to the Articles of Incorporation Concerning Classification of the Board of Directors", and the nominees are elected, Mr. Gingrich will be elected for an initial term expiring at the 1998 Annual Meeting of Shareholders; Dr. Tummala will be elected for an initial term expiring at the 1999 Annual Meeting of Shareholders; and Messrs. Wooder and Crane will be elected for an initial term expiring at the 2000 Annual Meeting of Shareholders (in all cases, until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal). If such proposal is not so approved, all of those so elected will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

     The Company's By-Laws authorize the Board of Directors to set the size of the Board at between three and seven persons. On May 8, 1997, the Board of

Directors set the size of the Board at four persons and nominated the following persons for election as directors.

     STANFORD W. CRANE, JR., age 46, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in April 1992 and, since November 1993, as Senior Vice President - Product Design and Development. From May 1990 to April 1992, Mr. Crane was self-employed, principally engaged in the development of the Compass Connector. From 1984 to April 1990, Mr. Crane was president of Crane Electronics, Inc., which supplied advanced interconnection technology for military and commercial products. From 1980 until 1984, Mr. Crane was an executive at Molex Corporation, a publicly-held corporation manufacturing and selling electronic interconnect devices, and served from 1982 to 1984 on the Chairman's staff for the Advanced Development Committee and assisted in marketing and strategic planning for domestic and international operations. From 1976 to 1980, Mr. Crane served as a sales executive for AMP Incorporated, a manufacturer of electronic components.

     JAMES T.A. WOODER, age 42, has been a director of the Company since September 1994. Since November 1993, Mr. Wooder has served as Vice President of Helix Investments (Canada) Inc., and from December 1989 to November 1993, Mr. Wooder served as Vice President of Citibank Canada. Helix Investments (Canada) Inc. is sole shareholder of Helix (PEI) Inc., which is the sole shareholder of Philippi Investments Ltd., an owner of more than 5% of the Company's outstanding Common Stock. Mr. Wooder is also a director of Xinex Networks Inc., an emerging provider of integrated, multimedia (voice, video, and data) communication platforms for the global workplace based in Vancouver, Canada.

     CLAUD L. GINGRICH, age 51, has been a director of the Company since July 1996. Since 1985, Mr. Gingrich has been a Vice President and partner of L.A. Motley and Company, a consulting and lobbying firm with a practice in international trade and investment, which Mr. Gingrich co-founded. From 1983 to 1984, Mr. Gingrich was General Counsel to United States Trade
Representative and Ambassador William E. Brock.

     RAO R. TUMMALA, age 55, has been a director since July 1996. Dr. Tummala has been a member of the faculty of the Georgia Institute of Technology serving as a Pettit Chair Professor in Electronics Packaging and Georgia State Research Scholar since 1993. From 1969 to 1993, Dr. Tummala was employed by International Business Machines Corporation where, from 1984 to 1993, he was an IBM Fellow.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR DIRECTOR.


BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held 9 meetings during its fiscal year ended March 31, 1997. The Board has a standing Audit Committee and a standing Compensation and Stock Option Committee. The Compensation and Stock Option Committee and the Audit Committee each met twice during the fiscal year ended March 31, 1997. The Company does not have a nominating committee.

During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

     Mr. Gingrich and Mr. Wooder comprise the Audit Committee of the Board of Directors, the members of which make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Mr. Gingrich and Dr. Tummala comprise the Compensation and Stock Option Committee of the Board of Directors, which makes recommendations to the Board regarding the executive and employee compensation programs of the Company and which administers the 1993 Performance Incentive Plan, the 1995 Employee Stock Incentive Plan and the Nonemployee Director Stock Option Plan. See "Report of Compensation and Stock Option Committee On Executive Compensation" below.

DIRECTORS' COMPENSATION

     All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled to a retainer of $2,000 per month for serving on the Board of Directors in addition to the reimbursement of reasonable expenses incurred at any meetings.

     See "Amendment of Nonemployee Director Stock Option Plan" below for a description of the Company's Nonemployee Director Stock Option Plan.

SECTION 16 REPORTING

     Federal securities laws require the Company's directors, certain of its officers, and persons owning beneficially more than ten percent of the Company's Common Stock to file reports of initial ownership and is required to disclose into this Proxy Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended March 31, 1997. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's directors, officers required to report, and greater than ten percent beneficial owners made all such filings timely, except that Mr. Hollis filed Form 4 late on one occasion.

                      COMPENSATION OF EXECUTIVE OFFICERS

     Summary of Compensation. The following table sets forth the compensation paid by the Company for services performed on the Company's behalf during the last three fiscal years with respect to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers as of March 31, 1997 (the "Named Executive Officers").

Page 10

                         SUMMARY COMPENSATION TABLE
                                     Annual Compensation
                                     -------------------
                          FISCAL
                          YEAR
                          ENDED                                      LONG-TERM
                          MARCH                        OTHER ANNUAL  COMPENSATION  ALL OTHER
NAME AND PRINCIPAL        31     SALARY    BONUS       COMPENSATION  OPTIONS (#)   COMPENSATION
POSITION                  -----  --------  -----       ------------  ------------  ------------
--------
Stanford W. Crane, Jr.    1997   $150,000  $   100<F1>     -             -         $7,613<F2>
  President,              1996   $150,000     -            -             -         $2,344<F3>
  Chief Executive         1995   $150,000  $25,000<F4> $350,000<F5>      -           -
  Officer and Chairman
  of the Board

William E. Ahearn         1997   $143,752  $50,100<F6>     -         70,000        $4,800<F7>
  Vice President,         1996   $  8,814     -            -             -           -
  Technology              1995       -        -            -             -           -

C. Daryl Hollis           1997   $ 93,754  $25,100<F9>     -         70,000        $4,800<F7>
  Executive Vice          1996       -        -            -             -           -
  President, Secretary    1995       -        -            -             -           -
  Treasurer and Chief
  Financial Officer <F8>

Robert Toda               1997   $ 85,235  $   100<F1>     -         70,000        $2,400<F7>
  Vice President Sales    1996       -        -            -             -           -
  and Marketing  <F10>    1995       -        -            -             -           -

T. Scott Shamlin          1997   $129,231     -            -             -         $8,730<F7>
  Former President        1996   $ 89,671  $50,000         -             -         $6,338<F7>
  Archistrat              1995       -        -            -             -           -
  Technologies
  Division <F11>
---------------

  <F1>  Holiday bonus.

  <F2>  Consists of car allowance of $4,800 and Company contribution to 401(k) Plan of $2,813.

  <F3>  Company contribution to 401(k) Plan.

  <F4>  Bonus paid to Mr. Crane in connection with completion of a prototype of the Company's
        Archistrat 4s server and its installation at two beta test sites.

  <F5>  Represents the value in February 1994 of the assignment by the Company to Mr. Crane of the Company's rights to purchase 197,860 shares of Common Stock in connection with his employment agreement.  Mr. Crane purchased these shares in March 1996 for an aggregate purchase price of $312,000.

  <F6>  $50,000 bonus paid to Mr. Ahearn in connection with achieving certain performance objectives and $100 holiday bonus.

  <F7>  Car allowance.

  <F8>  Mr. Hollis' employment with the Company commenced on July 1, 1996.  His current annual salary is $125,000.

  <F9>  $25,000 bonus paid to Mr. Hollis in connection with achieving certain performance objectives and $100 holiday bonus.

  <F10> Mr. Toda's employment with the Company commenced on July 17, 1996.  His current annual salary is $120,000.

Page 11

  <F11> Mr. Shamlin resigned his position with the Company in November 1996.  All options to purchase common stock of the Company previously granted to Mr. Shamlin have expired in accordance with their terms.

Page 12
               STOCK OPTION GRANTS IN LAST FISCAL YEAR

     OPTION GRANTS. The following table summarizes option grants during fiscal 1996 to the Named Executive Officers:

               STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential
                                                                           Realizable
                                     Percent                               Value at
                                     of Total                              Assumed Annual
                                     Options                               Rates of
                                     Granted                               Stock Price
                                     to                                    Appreciation
                          Options    Employees  Exercise                   for
                          Granted    In Fiscal  Price         Expiration   Option Term <F6>
Name                      (#)        Year       ($/Share)<F1> Date         -----------------
----                      -------    ---------  ------------  ----------   5%($)     10%($)
                                                                          --------  --------
Stanford W. Crane, Jr....   -          -          -              -            -        -

William E. Ahearn........ 10,000<F2> 1.9%       $4.75         1/10/07     $ 29,900  $ 75,700
                          60,000<F3> 11.5%      $7.88         8/16/06     $297,600  $753,600

C. Daryl Hollis.......... 20,000<F4> 3.8%       $4.75         1/10/07     $ 59,800  $151,400
                          50,000<F5> 9.6%       $7.88         8/6/06      $248,000  $628,000

Robert Toda.............. 20,000<F4> 3.8%       $4.75         1/10/07     $ 59,800  $151,400
                          50,000<F5> 9.6%       $7.88         8/6/06      $248,000  $628,000

-----------------------

<F1>    Equals fair market value of Common Stock on the date of grant.

<F2>    Options to purchase 2,000 shares of Common Stock are exercisable 6 months from the date of grant and the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant.

<F3>    Options to purchase 12,000 shares of Common Stock exercisable as of the date of grant;
        the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant.

<F4>    Options to purchase 4,000 shares of Common Stock exercisable 6 months from the date of grant; the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant.

<F5>    Options to purchase 10,000 shares of Common Stock exercisable as of the date of grant;
        the remainder become exercisable in equal annual installments on the first, second, third and fourth anniversaries of grant.

<F6>    Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.  These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant to their expiration date.  Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the date on which the options are exercised.

     OPTION EXERCISES AND YEAR-END VALUES. None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 1997. The following table summarizes the value of options held by such persons at the end of fiscal year 1997:

                       YEAR-END OPTION VALUES

                      Number of Unexercised     Value of Unexercised
                      Options at Fiscal         In-the-Money Options
                      Year-End (#)              at Fiscal Year-End ($)(1)
                      ------------------------- -------------------------
Name                  Exercisable Unexercisable Exercisable Unexercisable
----                  ----------- ------------- ----------- -------------
Stanford W. Crane, Jr.     -            -            -            -
William E. Ahearn.....   12,000       58,000         -         $15,000
C. Daryl Hollis.......   10,000       60,000         -         $30,000
Robert Toda...........   10,000       60,000         -         $30,000
T. Scott Shamlin......     -            -            -            -

---------------

(1) As of March 31, 1997, the closing sale price of the Company's Common Stock was $6.25 per share.


                      REPORT OF COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is composed of two non-employee Directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. This report is submitted by the Committee and addresses the Company's policies for 1997 as they apply to Stanford W. Crane, Jr., the President and Chief Executive Officer of the Company, and Messrs. Ahearn, Hollis and Toda.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

    - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

    - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

    - To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

     EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical and 401(k) savings plans.

     BASE SALARY

     At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Because of the Company's limited operating history, the Committee has not previously reviewed compensation for comparable positions by reviewing published compensation data as part of its efforts to set the annual cash compensation for Company executives. Instead, the Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

     The Company has no formal bonus program for its key employees, although it is likely the Committee will consider adopting such a program during the current fiscal year. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process. During 1997, a bonus of $50,000 was awarded to Mr. Ahearn and a bonus of $25,000 was awarded to Mr. Hollis based on their respective achievement of specific agreed upon performance objectives.

     The Company's stock option plans are designed to promote the identity of long-term interests between the Company's employees and its shareholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a four-year period in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

     BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Retirement Savings Plan on the same basis as other full-time employees of the Company.

     The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1997 for any of the Named Executive Officers.

     SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER.

     In 1997, Mr. Crane, the Company's President and Chief Executive Officer, received a salary of $150,000 and a holiday bonus of $100. The amount of Mr. Crane's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and him. See "Employment Agreement".

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     The Company does not believe Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Compensation Committee intends to review the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Section 162(m).

                                    COMPENSATION AND STOCK OPTION COMMITTEE



                                    Claud L. Gingrich
                                    Rao R. Tummala

COMPARATIVE STOCK PERFORMANCE

     The graph below compares cumulative total stockholder return on the Company's Common Stock during the period from May 17, 1994 (the date on which the Company's Common Stock was first registered under the Securities Exchange Act of 1934) through March 31, 1997 with the cumulative total return over the same period of (i) the Nasdaq Computer Index and (ii) a peer group of publicly-traded companies* selected by the Company for purposes of this comparison (the "Peer Group"). This graph assumes the investment of $100 at the close of trading on May 17, 1994 in the Company's Common Stock, the Nasdaq Computer Index and the Peer Group and assumes reinvestment of dividends. Measurement points are May 17, 1994, March 31, 1995, March 31, 1996 and March 31, 1997.

                 COMPARATIVE STOCKHOLDER RETURNS

    The Panda Project, Inc., Nasdaq Computer Index and Peer Group*

          (Performance results from 5/17/94 through 3/31/97)
























___________
* The Peer Group includes the following companies: Adaptec, Inc. (ADPT), Auspex Systems, Inc. (ASPX), LSI Logic Corporation (LSI), National Semiconductor Corporation (NSM) and VLSI Technology (VLSI). The stockholder returns of each such company have been weighted to reflect relative stock market capitalization.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee are Claud L. Gingrich and James T. A. Wooder. No member of the Compensation and Stock Option Committee was at any time during fiscal year 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Wooder is a Vice President of Helix Investments (Canada) Inc., the sole shareholder of Helix (PEI) Inc., which is the sole shareholder of Philippi Investments Ltd. See "Principal Shareholders and Security Ownership of Management" and "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENT

     Mr. Crane entered into an employment agreement with the Company on November 8, 1993, as amended and restated on February 22, 1994, which expires on January 1, 1999 (subject to certain termination provisions). Under this agreement Mr. Crane receives an annual base salary of $150,000. Mr. Crane is also eligible to receive discretionary bonuses as determined by the Board of Directors. Furthermore, the agreement provides that Mr. Crane is entitled to participate in any medical, stock option and benefit plans that the Company may establish.

     Mr. Crane's employment is terminable at will by Mr. Crane upon six months' prior notice, and is terminable by the Company for cause at any time or in the event that Mr. Crane becomes disabled and, as a result, is unable to perform his obligations under the agreement for three consecutive months. In the event that the agreement is terminated other than as a result of Mr. Crane's death or disability or for cause, Mr. Crane will be entitled to receive an amount equal to the greater of $150,000 or his annual compensation for the preceding calendar year. In addition, Mr. Crane has agreed not to compete with the Company for a period of two years after the termination of his employment provided he receives payments during that period equal to twice the greater of $150,000 or his salary at the time of such termination, calculated on an annualized basis.

     Mr. Crane has assigned to the Company all improvements or related discoveries or inventions developed or conceived by him during the term of the agreement and the two-year non-competition period which (i) the technology assigned by Mr. Crane to the Company pursuant to the assignment by Mr. Crane in November 1993 of all of his rights to certain prefabricated semiconductor packaging, printed circuit board technology and computer technologies and products, including VSPA, Compass PGA, Well Tech printed circuit board technology, and Archistrat 4 Computers, as well as certain other products and technology being developed by him on behalf of the Company, and all related proprietary information (the "Crane Assignment"), or (ii) would enable the development of replacements for the products developed by the Company. See "Certain Relationships and Related Transactions."

     Mr. Crane's employment agreement also provides that he may develop products or technologies ("Unrelated Investigations") unrelated to the Company's technology and proposed products provided that the cost to the Company of such Unrelated Investigations is not significant in the reasonable judgment of the Company's Board of Directors. Mr. Crane has agreed to disclose the results of any Unrelated Investigations to the Company and negotiate in good faith the terms pursuant to which the Company may participate in any such products or technology. If no agreement is reached, Mr. Crane may independently commercialize such products or technology, but will pay the Company a 5% royalty on any sales, licensing fees or other remuneration he receives with respect to Unrelated Investigations.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Upon the formation of the Company in April 1992, the Company issued 2,283,000 shares of Common Stock to Mr. Crane in connection with Mr. Crane's agreement to assign and license to the Company certain technology and products. Such license agreement (the "Crane-Panda License") was amended in January 1996.

     Under the Crane-Panda License, Mr. Crane has granted the Company the nonexclusive right to utilize the Compass Connector, a key component in the commercialization of the Company's Archistrat Computers and the development and commercialization of the Compass PGA product. The Crane-Panda License was executed in connection with the conversion to a nonexclusive license of the 3M License described below. Under the Crane-Panda License, the Company is required to pay Mr. Crane a royalty on any sales of Compass Connectors as discrete parts in the amount of 5% of the net sales price for the first five years of the term of the agreement, 2.5% of the net sales price for the next five years of the term of the agreement and 2% of the net sales price thereafter, provided that no royalty is payable until aggregate net sales of the Compass Connector as discrete parts exceed $100,000. The royalty rate will be reduced after the fifth anniversary of the agreement if no patent remains in effect with respect to the Compass Connector. No royalty is payable on sales of the Compass Connector as incorporated in the Archistrat Computers or other computer system or assembly. The Company may grant sublicenses under the Crane-Panda License, but only for the use of products as incorporated in the Archistrat Computers or other computer system or assembly. To date, there have been no sales requiring the payment of royalties to Mr. Crane under the Crane-Panda License. The Crane-Panda License obligates the Company to maintain proprietary information relating to the Compass Connector on a confidential basis, notify Mr. Crane of any evidence of infringement with respect to the Compass Connector and related technology, and cooperate with Mr. Crane to contest any such infringement. In the event that the Company becomes bankrupt or insolvent or defaults in any of its material obligations under the Crane-Panda License and fails to cure any such defaults within specified cure periods, Mr. Crane may terminate the Crane-Panda License. The Company is substantially dependent upon the Crane-Panda License. The termination of the agreement under any circumstances would have a material adverse effect on the Company. There can be no assurance that conflicts of interest will not arise with respect to the Crane-Panda License or that such conflicts will be resolved in a manner favorable to the Company. In addition, Mr. Crane retains ownership of the Compass Connector technology, and has the right to grant licenses to or otherwise transfer rights to the Compass Connector technology to third parties.

     In September 1992, Mr. Crane granted an exclusive license (the "3M Li-

cense") to Minnesota Mining and Manufacturing Co. ("3M") to develop, manufacture, use and sell the Compass Connector other than as part of a computer system. In February 1996, Mr. Crane and 3M agreed to convert the 3M License to a nonexclusive license. Pursuant to the 3M License, Mr. Crane is entitled to receive from 3M, in general, a 5% royalty (decreasing to 2.5% after five years, and to 2% after ten years) on net sales of the Compass Connector (including sales to the Company). The 3M License provides in certain circumstances for the payment of a royalty to Mr. Crane. As of June 27, 1997, Mr. Crane had received no such payments.

     In October 1993, the Company settled litigation with Jack R. Moore and Gary Marvel, former officers and promoters of the Company. In connection with the settlement, the former officers, or their designees, received 197,860 shares of the Company's Common Stock which were being held by an escrow agent (the "Escrowed Shares") subject to the Company's or its assignee's right to repurchase them. In February 1994, the Company's rights to purchase the Escrowed Shares were assigned to Mr. Crane in connection with his employment agreement. In March 1996, Mr. Crane purchased the Escrowed Shares for an aggregate purchase price of $312,000.

     In July 1996, Mr. Crane purchased 1,000 shares of Common Stock from the Company at a purchase price of $9.00 per share in connection with a private placement financing and warrants to purchase 1,000 shares of Common Stock in connection with such purchase having a term of five years and an exercise price of $11.00 per share.

     In July 1995, Helix (PEI) Inc., a holder of more than 10% of the Company's outstanding Common Stock and an affiliate of Mr. Wooder, purchased 54,348 Units from the Company at a purchase price of $73.60 per Unit in connection with a private placement financing, resulting in the issuance to Helix (PEI) Inc. of 163,044 shares of Common Stock and warrants to purchase 54,348 shares of Common Stock for an aggregate consideration of approximately $4.0 million.

     In July 1996, Helix (PEI) Inc. purchased 200,000 shares of Common Stock from the Company at a purchase price of $9.00 per share in connection with a private placement financing and warrants to purchase 200,000 shares of Common Stock in connection with such purchase having a term of five years and an exercise price of $11.00 per share.

     In October 1996, the Company and Mr. Crane entered into a license agreement with LG Cable & Machinery Ltd. ( LG ) whereby LG was granted a license with respect to Compass Connector Technology owned by Mr. Crane and certain enhanced Compass Connector Technology owned by the Company. The $1.0 million license fee will be split equally between Mr. Crane and the Company. The license granted to LG is non-exclusive except for certain limited exclusive manufacturing rights with respect to specified Asian countries. In addition, the Company and Mr. Crane are entitled to receive royalties on sales of the Compass Connector products by LG or its affiliates, which will be split equally between Mr. Crane and the Company.

     With respect to each transaction between the Company and an affiliate of the Company, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as had they been consummated with unrelated third parties.

                     AMENDMENT TO THE COMPANY'S
         AMENDED AND RESTATED ARTICLES OF INCORPORATION
            TO ESTABLISH A CLASS OF PREFERRED STOCK
                   CONSISTING OF 2,000,000 SHARES

     On May 8, 1997 the Company's Board of Directors adopted a resolution recommending that the shareholders adopt an amendment to Article III of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to establish a class of Preferred Stock consisting of 2,000,000 shares, par value $.01 per share. If this amendment is approved, the Board of Directors would have the authority, without action by the shareholders, to designate and issue such Preferred Stock in one or more series and to designate the dividend rate, voting rights and other rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the Common Stock. A copy of the proposed amendment is attached to this Proxy Statement as Exhibit A, and shareholders are urged to review carefully the text of such amendment.

     The Company's Articles of Incorporation currently do not authorize the issuance of any shares of Preferred Stock. The Board of Directors believes that a class of Preferred Stock will add flexibility to the Company's capital structure by allowing the Company to issue Preferred Stock for such purposes as public or private sale of Preferred Stock for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance of Preferred Stock as part or all of the consideration required to be paid by the Company for acquisitions of other business or properties. If the proposed amendment is approved, the Board of Directors would be empowered to authorize the issuance of the Preferred Stock from time to time for any proper corporate purpose without the delay and expense of seeking shareholder approval each time, unless required by applicable laws or regulations or stock exchange rules. The Company does not currently have any agreements, understandings or arrangements which would result in the issuance of any shares of Preferred Stock.

     The amendment would authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock that may be issued: (a) the distinctive designation and number of shares constituting such series; (b) whether, and upon what terms and conditions, the shares of that series would be redeemable; (c) whether dividends would be cumulative, noncumulative, or partially cumulative; (d) whether the shares will have preference over any other class, classes or series of shares as to the payment of dividends; (e) whether the shares will have preference in the assets of the Company over any other class, classes or series of shares upon the voluntary or involuntary liquidation of the Company; (f) whether, and upon what terms and conditions the shares of that series would be exchangeable for shares, obligations, indebtedness, evidence of ownership, rights to purchase securities of the Company or for other property, or for any combination of the foregoing; (g) whether, and upon what terms and conditions, the shares of that series would be convertible into shares of any other class or series; (h) whether the holders of such securities would have voting rights and the extent of those voting rights; and (i) whether any of the designations, preferences, limitations, and relative rights, including voting rights, of that series is dependent upon facts ascertainable outside the Articles of Incorporation; provided, however, that the manner in which such facts operate upon the series of shares must be clearly and expressly set forth. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. Holders of the Company's Common Stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

     It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preferred Stock. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

     The authorization of Preferred Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years with voting or conversion privileges intended to make acquisition of the company more difficult or more costly. Such an issuance could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.


     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO ESTABLISH A CLASS OF PREFERRED STOCK CONSISTING OF 2,000,000 SHARES.


                     AMENDMENTS CONCERNING CLASSIFICATION
                OF THE BOARD OF DIRECTORS AND RELATED MATTERS

GENERAL

     This group of proposals would amend the Articles of Incorporation of the Company to (i) classify the Board of Directors into three classes, each of which will serve for three years, with one class being elected each year; (ii) provide that directors may be removed, with or without cause, with the approval of holders of at least a majority of the shares then entitled to vote at an election of directors; provided that so long as the Board is classified, shareholders may effect such removal only for cause; (iii) provide that any vacancy on the Board shall be filled only by a majority of the directors then in office, even though less than a quorum; and (iv) increase the shareholder vote required to alter, amend or repeal the foregoing amendments or related amendments to the Articles of Incorporation or By-Laws, to 66-2/3% of the outstanding shares of the Company.

     The Board also has approved conforming amendments to the By-Laws of the Company relating to numbers, election, classification and removal of directors and the filling of vacancies, which will become effective upon the effectiveness of the proposed amendments to the Articles of Incorporation.
The full text of the proposed amendments to the Articles of Incorporation are attached to this Proxy Statement as Exhibit B, and shareholders are urged to review carefully the text of such amendments.

     These proposed amendments relating to the classification of the Board, the removal of directors and the filling of vacancies in the Board are being presented to shareholders of the Company for their approval as a single proposal. As discussed more fully below, the Board of Directors believes that the proposed amendments, taken together, would, if adopted, enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and, at the same time, effectively reduce the possibility that a third party could effect a sudden change in majority control of the Company's Board of Directors without the support of the incumbent Board. However, adoption of the proposed amendments may have significant effects on the ability of shareholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board.

DESCRIPTION OF THE PROPOSED AMENDMENTS

     CLASSIFICATION OF THE BOARD OF DIRECTORS. The By-Laws of the Company currently provide that all directors are to be elected to the Company's Board of Directors annually for a term of one year. Proposed Article VII of the Articles of Incorporation provides that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Company's directors will be divided into three classes and one director will be elected for a one-year term expiring at the 1998 Annual Meeting of Shareholders, one director will be elected for a two-year term expiring at the 1999 Annual Meeting of Shareholders and the remaining two directors will be elected for a three-year term expiring at the 2000 Annual Meeting of Shareholders (in each case, until their respective successors are duly elected and qualified). Starting with the 1998 Annual Meeting of Shareholders, one class of directors will be elected each year for a three-year term. In the event of any increase or decrease in the authorized number of directors, the Board of Directors shall apportion the newly created or eliminated directorships resulting from such increase or decrease to ensure that no one class has more than one director more than any other class. For information regarding the current nominees for election at the 1997 Annual Meeting of Shareholders and the terms for which each of them will initially serve if the proposed amendments are adopted. See "Election of Directors". If the proposed amendments are not adopted, all directors elected at the 1997 Annual Meeting of Shareholders will be elected for a term expiring at the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     The classification provisions, by staggering the terms of classes of directors, will have the effect of lengthening the time necessary to change the composition of the Board of Directors. At least two shareholder meetings, instead of one, will be required to effect a change in the majority control of the Board, except in the event of vacancies resulting from removal or other reasons (in which case the remaining directors are authorized to fill the vacancies so created). The Board of Directors believes that the longer time required to elect a majority of the classified Board will help to assure the continuity and stability of the Company's affairs and policies in the future, as a majority of the directors at any given time will have prior experience as directors of the Company.

     These classification provisions will apply to every election of directors, whether or not a change in the Board might arguably be beneficial to the Company and its shareholders and whether or not a majority of the Company's shareholders believes that such a change might be desirable.

     REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS; SIZE OF THE BOARD. Proposed Article VII of the Articles of Incorporation provides that a director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that so long as the Company has a classified Board of Directors shareholders may effect such removal only for cause. Currently, the By-Laws provide that a director may be removed with or without cause by vote of a majority of the outstanding shares of stock of the Company entitled to vote.

     The By-Laws currently provide that a vacancy on the Board may be filled by the remaining directors although less than a quorum, until the next election of directors by the shareholders. Proposed Article VII provides that a vacancy on the Board occurring during the course of the year, including a vacancy resulting from any increase in the number of directors, may be filled only by vote of at least a majority of the directors then in office, although less than a quorum. This provision would not permit shareholders to fill vacancies in the Board, including vacancies resulting from removal of directors. In addition, the proposed amendments to Article VII provide that any new director elected to fill a vacancy on the Board will serve for the remainder of the full term of the class in which the vacancy occurred rather than (as presently the case) until the next Annual Meeting of Shareholders. They also provide that no decrease in the number of directors shall shorten the term of any incumbent. Conforming amendments to the By-Laws will be made if the proposed amendments to the Articles of Incorporation relating to the election and removal of directors are adopted.

     These proposed amendments relating to the removal of directors and the filling of vacancies on the Board both preclude a third party from removing incumbent directors except for cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees. These provisions will also reduce the power of shareholders, even those with a majority of the voting power, to remove incumbent directors. Under the proposed amendments, shareholders will have the power to remove directors only for cause, and only a majority of the remaining directors may elect a successor to fill the vacancies created by such removal.

     With respect to the number of directors on the Board and the manner for determining such number, the By-Laws currently provide that the Board of Directors shall be composed of not less than three persons or more than seven persons and that the number of directors shall be fixed by the shareholders at the annual meeting. The proposed amendments would provide that (a) the Board of Directors shall consist of not less than three nor more than nine members and (b) the exact number of directors within the minimum and maximum limitations shall be fixed by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. The Board has currently set the number of directors at four. The requirement that only a majority of the directors can fix the number of directors within the minimum and maximum limitations (together with the provision discussed above that newly created directorships may be filled only by the Board) would prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board and filling the new directorships created with its own nominees.

     VOTE REQUIRED TO AMEND OR REPEAL. Proposed Article VII includes a provision that any repeal or further amendment to the provisions relating to classification of the Board, the removal of directors and the filling of vacancies will require the affirmative vote of the holders of 66-2/3% of all shares entitled to vote in any election of directors. The requirement of an increased shareholder vote is designed to prevent a shareholder with the majority of the voting power of the Company from avoiding the requirements of the proposed amendments by simply repealing them.


THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE ARTICLES OF INCORPORATION AND BY-LAWS TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS AND EFFECT THE RELATED PROVISIONS DESCRIBED ABOVE.


               AMENDMENT OF NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     On December 29, 1993, the Company adopted and its shareholders approved a Nonemployee Director Stock Option Plan (the "Director Plan") pursuant to which certain Directors of the Company may be granted nonstatutory stock options to purchase Common Stock of the Company. The Director Plan provides that on the date of each annual meeting of shareholders, eligible Directors will be granted nonstatutory stock options to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the time of grant. Options granted under the Director Plan vest annually in four equal installments beginning in the first anniversary of grant and, unless sooner terminated, expire five years from the date of grant. An aggregate of 50,000 shares of Common Stock are authorized to be issued to eligible nonemployee Directors under the Director Plan. As of May 31, 1997, options to purchase 14,000 shares of Common Stock were outstanding under the Director Plan, at exercise prices ranging from $7.88 to $42.00 per share. Currently, Mr. Gingrich, Dr. Tummala and Mr. Wooder are the only Directors eligible to participate in the Director Plan. On August 9, 1995, Mr. Wooder received an option under the Director Plan to purchase 2,000 shares of Common Stock of the Company at an exercise price of $42.00 per share. On August 16, 1996, Messrs. Gingrich, Tummala and Wooder each received, an option under the Director Plan to purchase 2,000 shares of Common Stock of the Company and on November 13, 1996 Messrs. Gingrich, Tummala and Wooder each received, subject to shareholder approval of the amendments to the Director Plan discussed below, an option under the Director Plan to purchase an additional 2,000 shares of Common Stock, each at an exercise price of $7.88 per share, which was the fair market value of the Common Stock on the date of the 1996 Annual Meeting.

     On November 13, 1996, the Board of Directors adopted an amendment to the Director Plan, which replaces the provisions for option grants described above. The amendment provides for the grant to each Nonemployee Director on the date of the Annual Meeting of Shareholders of a non-statutory option to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the time of grant. In addition to the options for 1996 granted on November 13, 1996, if the proposed amendment to the Director Plan is approved by the shareholders, additional options to purchase 4,000 shares of the Common Stock of the Company will be granted to each eligible director on the date of the 1997 Annual Meeting. If the amendment is not approved, each eligible Director will be granted a non-statutory stock option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the 1996 Annual Meeting and an option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the 1997 Annual Meeting. The Board believes that adoption of the amendment to the Director Plan described above is essential to recruiting and retaining qualified Directors.


FEDERAL INCOME TAX CONSEQUENCES OF NONEMPLOYEE DIRECTOR PLAN

     The Company understands that, under current federal income tax rules, awards under the Director Plan have the consequences described below:

     The holder of a nonstatutory stock option will not be treated as receiving taxable income upon the grant of such option. Upon exercise thereof the optionee will realize ordinary income (except where restricted stock is acquired upon exercise of the option) in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction.
Assuming the shares of Common Stock received upon exercise of a nonstatutory stock option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares will be treated as capital gain or loss, which will be long-term if the shares of Common Stock have been held longer than one year.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTOR PLAN DESCRIBED ABOVE.

                        RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Price Waterhouse LLP to continue as independent certified public accountants for the Company for the fiscal year ending March 31, 1997. Price Waterhouse LLP has been acting as independent certified public accounts of the Company since 1993. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Price Waterhouse LLP, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending March 31, 1998.

     Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                            SHAREHOLDER PROPOSALS

     Shareholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1998 Annual Meeting of Shareholders must be received by the Company by March 20, 1998.


                            ADDITIONAL INFORMATION

     The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     Kindly date, sign and return the enclosed proxy card.

                                 By Order of the Board of Directors



                                 STANFORD W. CRANE, JR.
                                 President and Chief Executive Officer

                               EXHIBIT A
                               ---------

Article III of the Articles of Incorporation shall be deleted in its entirety and the following shall be inserted in lieu thereof:


                      ARTICLE III--CAPITAL STOCK
                      --------------------------

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of
(i) 50,000,000 shares of Common Stock, $.01 par value (the "Common Stock") and
(ii) 2,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock").

     B. The designations, powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, each class or series of stock shall be as follows:

1.   COMMON STOCK.
     ------------

     (a) GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     (b) VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     (c) DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     (d) LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Stock.

2.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Florida Business Corporation Act. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

Page 29
                               EXHIBIT B
                               ---------

The following is hereby added as new Article VII of the Articles of
Incorporation:


                        ARTICLE VII--DIRECTORS
                        ----------------------

     This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of Florida.

     A. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three nor more than nine. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Corporation.

     B. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class II and the other extra director shall be a member of Class III, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

     C. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1998; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporations fiscal year ending March 31, 1999; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 2000.

     D. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement, or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

     E. TENURE. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     F. VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until this successor is elected and qualified, or until his earlier death, resignation or removal.

     G. QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     H. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's Articles of Incorporation or By-Laws.

     I. REMOVAL. Any one or more of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, if and for so long as the Board of Directors is classified pursuant to Section 607.0806 of the Florida Business Corporation Act, or any successor statute, shareholders may effect such removal only for cause.

     J. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, these Articles of Incorporation or the Corporation's By-Laws, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

PROXY                       THE PANDA PROJECT, INC.                      PROXY


   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 12, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned, revoking all prior proxies, hereby appoint(s) Stanford
W. Crane, Jr. and C. Daryl Hollis, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of The Panda Project, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Marriott Crocker Center Hotel & Resort, 5150 Town Center Circle, Boca Raton, Florida on Tuesday, August 12, 1997, at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

   PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following four (4) directors (except as marked below) for the ensuing year.

     NOMINEES: Stanford W. Crane, Jr., Claud L. Gingrich, Rao R. Tummala and James T.A. Wooder.


     /  /  FOR all nominees          /  /   WITHHOLD authority to vote
           (except as marked below)         for all nominees


     For all nominees except the following nominee(s):


     ------------------------------------------------------------------------
                (Continued, and to be signed, on reverse side)
     2. To approve an amendment to the Company's Amended and Restated Articles of Incorporation establishing a class of Preferred Stock consisting of 2,000,000 shares.

          /  /   FOR         /  /   AGAINST       /  /   ABSTAIN

     3. To approve an amendment to the Company's Amended and Restated Articles of Incorporation and By-Laws providing for the classification of the Board of Directors into three classes and providing for amended procedures for changing the number of directors, filling vacancies on the Board and other related matters.

          /  /   FOR         /  /   AGAINST       /  /   ABSTAIN

     4. To approve an amendment to the Company's Nonemployee Director Stock Option Plan providing for the annual grant to each participant in the plan of an option to purchase 4,000 shares of Common Stock of the Company.

          /  /   FOR         /  /   AGAINST       /  /   ABSTAIN

     5. To ratify the selection by the Board of Directors of Price Water house LLP as the Company's independent accountants for the current fiscal year.

          /  /   FOR         /  /   AGAINST       /  /   ABSTAIN



                         Dated ......................................, 1997



                         ..................................................
                                             Signature


                         ..................................................
                                    Signature if held jointly

                         Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.